As filed with the Securities and Exchange Commission on December 12, 1996
                                                       Registration No. 333-
==============================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                           ------------------------

                                   FORM S-8
                            REGISTRATION STATEMENT
                       Under The Securities Act of 1933
                           ------------------------

                            PROTOCOL SYSTEMS, INC.
              (Exact name of registrant as specified in charter)

            Oregon                                          93-0913130
(State or other jurisdiction of                           (IRS Employer
incorporation or organization)                          Identification No.)

                           ------------------------

   8500 S.W. Creekside Place, Beaverton, Oregon                        97008
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  (Address of principal executive offices)                          (Zip Code)

                               (503) 526-8500
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            (Registrant's phone number, including area code)

                           ------------------------

                            PROTOCOL SYSTEMS, INC.
                1987 KEY EMPLOYEES' INCENTIVE STOCK OPTION PLAN

                           ------------------------

                                James B. Moon
                     President and Chief Executive Officer
                            Protocol Systems, Inc.
              8500 S.W. Creekside Place, Beaverton, Oregon 97008
                                (503) 526-8500
	(Name, address, including zip code, and telephone number, including area code, of agent for service)

                           ------------------------

                                With copies to:
                          Gregory E. Struxness, Esq.
                   Ater Wynne Hewitt Dodson & Skerritt, LLP
                         222 S.W. Columbia, Suite 1800
                            Portland, Oregon 97201
                                (503) 226-1191

                        CALCULATION OF REGISTRATION FEE
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  Title of            Amount        Proposed      Proposed          Amount
 Securities           to be         Maximum       Maximum             of
 Registered         Registered      Offering      Aggregate      Registration
                                    Price Per     Offering           Fee
                                    Share (1)     Price (1)
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Common Stock,
par value $.01    34,919 shares     $12.50        $436,487.50      $132.27
per share (2)
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   (1)     Estimated solely for the purpose of calculating the registration fee.
   (2) Including associated Preferred Stock Purchase Rights. Prior to the occurrence of certain events, the Preferred Stock Purchase Rights will not be evidenced or traded separately from the Common Stock.
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

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

The following documents are incorporated by reference into this Registration
Statement:

            (a) Annual Report on Form 10-K for the year ended December 31, 1995 of Protocol Systems, Inc. (the "Company") filed with the Securities and Exchange Commission (the "SEC") on April 1, 1995.

            (b) Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996 filed with the SEC on May 3, 1996. Current Report on Form 8-K of the Company filed with the SEC on June 20, 1996, Current Report on Form 8-K filed with the SEC on July 25, 1996, Quarterly Report on Form 10-Q filed with the SEC on August 12, 1996, and Quarterly Report on Form 10-Q filed with the SEC on November 14, 1996.

            (c) Registration Statement on Form 8-A of the Company filed with the SEC on March 16, 1992.

            (d) All documents filed by the Company with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this Registration Statement and before the date of filing of a post-effective amendment to this Registration Statement stating that all securities offered have been sold or deregistering all securities then remaining unsold.

Item 4.  Description of Securities

      Not applicable.

Item 5.  Interests of Named Experts and Counsel

      Not applicable.

Item 6.  Indemnification of Directors and Officers

As an Oregon corporation the Company is subject to the Oregon Business Corporation Act (the "OBCA") and the exculpation from liability and indemnification provisions contained therein. Pursuant to Section 60.047(2) of the OBCA, Article VI of the Company's Restated Articles of Incorporation (the "Restated Articles") eliminates the liability of the Company's directors to the Company or its shareholders, except for any liability related to breach of the duty of loyalty, actions not in good faith and certain other liabilities.

Section 60.387 et seq. of the OBCA allows corporations to indemnify their directors and officers against liability where the director or officer has acted in good faith and with a reasonable belief that actions taken were in the best interests of the corporation or at least not adverse to the corporation's best interests and, if in a criminal proceeding, the individual had no reasonable cause to believe the conduct in question was unlawful.
Under the OBCA, corporations may not indemnify against liability in connection with a claim by or in the right of the corporation but may indemnify against the reasonable expenses associated with such claims. Corporations may not indemnify against breaches of the duty of loyalty. The OBCA mandates indemnifications against all reasonable expenses incurred in the successful defense of any claim made or threatened whether or not such claim was by or in the right of the corporation. Finally, a court may order indemnification if it determines that the director or officer is fairly and reasonably entitled to indemnification in view of all the relevant circumstances, whether or not the director or officer met the good faith and reasonable belief standards of conduct set forth in the statute.

The OBCA also provides that the statutory indemnification provisions are not deemed exclusive of any other rights to which directors or officers may be entitled under a corporation's articles of incorporation or bylaws, any agreement, general or specific action of the board of directors, vote of shareholders or otherwise.

The Restated Articles require the Company to indemnify its directors and officers to the fullest extent not prohibited by law. The Restated Bylaws of the Company (the "Bylaws") also require the Company to indemnify its directors and officers to the fullest extent permitted by the OBCA. In addition, the Bylaws deem that all rights to indemnification under the Bylaws are deemed to be contractual rights and are to be effective to the same extent as if provided for in a contract between the Company and the director or officer who serves in such capacity.

The Company has entered into indemnity agreements with each of its executive officers and directors. Each agreement provides for indemnification of the indemnitee to the fullest extent by law.

Item 7.  Exemption from Registration Claimed

Not applicable.


Item 8.  Exhibits
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      Number                              Description
     -------                             ------------

       4.1 Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.2              Restated Bylaws of Protocol Systems, Inc.
                        (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.3 Rights Agreement dated March 20, 1992 between Protocol Systems, Inc. and First Interstate Bank of Oregon, N.A (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       5.0 Opinion of Ater Wynne Hewitt Dodson & Skerritt, LLP as to the legality of the securities being registered

      23.1 Consent of Ater Wynne Hewitt Dodson & Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

      23.2              Consent of KPMG Peat Marwick LLP

      24.0 Powers of Attorney (included in signature page in Part II of the Registration Statement)

      99.0 Protocol Systems, Inc. 1987 Key Employees' Incentive Stock Option Plan (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

                                  SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto authorized, in the City of Portland, State of Oregon, on the 11th day of December, 1996.

                                    PROTOCOL SYSTEMS, INC.



                                    By: /s/James B. Moon
                                        -------------------------------------
                                        James B. Moon
                                        President and Chief Executive
                                        Officer


                              POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints James B. Moon and Craig M. Swanson, and each of them singly, as true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign the registration statement filed herewith and any or all amendments to said registration statement (including post-effective amendments), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the foregoing, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Witness our hands on the date set forth below.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



                        [Signatures on following page]

      Signature                     Title                       Date


/s/ James B. Moon
------------------------------      Chairman of the Board,      12/11/96
James B. Moon                       President and Chief
                                    Executive Officer
                                    (Principal Executive
                                    Officer)


/s/ Craig M. Swanson
------------------------------      Vice President, Chief       12/11/96
Craig M. Swanson                    Accounting Officer and
                                    Secretary (Principal
                                    Financial and Accounting
                                    Officer)


/s/ David F. Bolender
------------------------------      Director                    12/11/96
David F. Bolender


/s/ William New, Jr., M.D.
------------------------------      Director                    12/11/96
William New, Jr., M.D.


/s/ Ronald S. Newbower
------------------------------      Director                    12/11/96
Ronald S. Newbower


/s/ Frank E. Samuel, Jr.
------------------------------      Director                    12/11/96
Frank E. Samuel, Jr.


/s/ Steven E. Wynne
------------------------------      Director                    12/11/96
Steven E. Wynne

                               INDEX TO EXHIBITS


      Exhibit
      Number                Exhibit
     -------                -------

       4.1 Fourth Restated Articles of Incorporation of Protocol Systems, Inc. (incorporated by reference from the Company's Registration Statement on Form S-1 (File No. 33-45067))

       4.2        Restated Bylaws of Protocol Systems, Inc.
                  (incorporated by reference from the
                  Company's Registration Statement on Form
                  S-1 (File No. 33-45067))

       4.3        Rights Agreement dated March 20, 1992
                  between Protocol Systems, Inc. and First
                  Interstate Bank of Oregon, N.A
                  (incorporated by reference from the
                  Company's Registration Statement on Form
                  S-1 (File No. 33-45067))

       5.0        Opinion of Ater Wynne Hewitt Dodson &
                  Skerritt, LLP as to the legality of the
                  securities being registered

      23.1        Consent of Ater Wynne Hewitt Dodson &
                  Skerritt, LLP (included in legal opinion filed as Exhibit 5.0)

      23.2        Consent of KPMG Peat Marwick LLP

      24.0 Powers of Attorney (included in signature page in Part II of the Registration
                  Statement)

      99.0        Protocol Systems, Inc. 1987 Key Employees'
                  Incentive Stock Option Plan (incorporated by reference from the Company's
                  Registration Statement on Form S-1 (File
                  No. 33-45067))